EXHIBIT (H)(5)
                              FORM OF AMENDMENT TO
                     TRANSFER AGENCY AND SERVICES AGREEMENT

         This Amendment dated February 11, 2002 (the "Amendment") is made to the Transfer Agency and Services Agreement dated November 15, 1996 (the "Agreement") by and between Kobren Insight Funds (the "Fund") and PFPC Inc. ("PFPC").

                                   WITNESSETH

         WHEREAS, the Fund and PFPC reserved to themselves the power to amend the Agreement in a writing executed by both parties;

         WHEREAS, the Fund and PFPC wish to amend the Agreement to reflect changes thereto;

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Article 13.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

       "13. TERMINATION OF AGREEMENT.
            -------------------------

                  13.1 This Agreement shall be effective until February 1, 2007 (the "Initial Term"), except as otherwise provided herein."

2.   Exhibit 1 to the Agreement is hereby deleted and replaced with the attached
     Exhibit 1.

3. Schedule B to the Agreement is hereby deleted and replaced with the attached Schedule B.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.


KOBREN INSIGHT FUNDS                        PFPC INC.

By:                                         By:
  --------------------------                   ---------------------------------

Date:                                       Date:
    ------------------------                     -------------------------------

Title:                                      Title:
     -----------------------                      ------------------------------

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                                    EXHIBIT 1

                               LIST OF PORTFOLIOS
                               ------------------


                               Kobren Growth Fund

                           Kobren Moderate Growth Fund

                                Delphi Value Fund

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                                   SCHEDULE B
                                  FEE SCHEDULE
                                  ------------

SECTION I

The following fees are in effect for the Kobren Growth Fund and Kobren Moderate Growth Fund:

         ANNUAL FEES

         A. Open Account  Fees:      $14.00 per open account (subject to minimum
                                     fees set forth below)

         B. Fund Minimums:           $32,000 per Portfolio per year

         C. Out of Pocket Expenses:  As set forth in Schedule C

         D. Individual Retirement
            Accounts:                $20.00 per  Shareholder  Account  (multiple
                                     accounts Across Portfolios with the same account number will be treated as a single
                                     Shareholder Account)

SECTION II

The following fees are in effect for the Delphi Value Fund:

         ANNUAL FEES

         A. Open Account  Fees:      $14.00 per open account (subject to minimum
                                     fees set forth below)

         B. Fund Minimums:           $26,000  per  Portfolio per year
            Additional Classes       $18,000  for  the  first  class ($1,500 per
                                     month)
                                     $6,000 per each additional class in excess of one class ($500 per month)

         C. Out of Pocket Expenses:  As set forth in Schedule C

         D. Individual Retirement
            Accounts:                $20.00  per  Shareholder  Account (multiple
                                     accounts Across Portfolios with the same account number will be treated as a single
                                     Shareholder Account)

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


SECTION III

After the first 12 months from the effective date of this Amendment, PFPC may adjust any annual or monthly fees once per calendar year, upon thirty (30) days prior written notice in an amount not to exceed the previous year's cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average, All items (unadjusted) - (1982-84=100), published by the U.S. Department of Labor since the last such adjustment in the Client's monthly fees (or the effective date of this Amendment absent a prior such adjustment).

PFPC reserves the right to renegotiate the Agreement in the event that the fund family consists of one fund.


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